EXHIBIT 11


                         CANDIE'S, INC. AND SUBSIDIARIES
                       COMPUTATIONS OF EARNINGS PER SHARE


                                              For the Three Months
                                                 Ended July 31,
                                          1996                     1995
                                       ----------              ----------
TOTAL EPS INCOME                       $  439,539              $1,105,645
                                       ==========              ==========
Weighted average number of
shares outstanding                      8,767,939               9,456,112
                                       ==========              ==========
NET INCOME PER SHARE                        $ .05                   $0.12
                                            =====                   =====

     No additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net loss per common share. The results would have been antidilutive.


                                              For the Six  Months
                                                 Ended July 31,
                                          1996                    1995
                                       ----------              ----------
TOTAL EPS INCOME                       $   16,201              $  475,926
                                       ==========              ==========

Weighted average number of
shares outstanding                      8,759,059               9,370,562
                                       ==========              ==========

NET INCOME PER SHARE                        $.00                    $0.05
                                            =====                   =====

     No additional income (earnings from investing the excess proceeds upon the exercise of common stock equivalents) nor common stock equivalents were included in the calculation of net loss per common share. The results would have been antidilutive.